PRICING SUPPLEMENT NO. 2 DATED NOVEMBER 15, 1995
(To Prospectus dated October 12, 1995 and Prospectus)
Supplement dated October 12, 1995

                                  $30,500,000

                               Harris Corporation
                    6.375% MEDIUM-TERM NOTES, SERIES 1995 B

                            ------------------------

                Due from 9 months to 30 years from Date of Issue

          Interest payable each April 1 and October 1 and at maturity

                            ------------------------

ORIGINAL ISSUE DATE:            INTEREST RATE:                  STATED MATURITY DATE:


   NOVEMBER 17, 1995                      6.375%                      AUGUST 15, 2002
----------------------------    ----------------------------    ----------------------------

INITIAL REDEMPTION DATE:        INITIAL REDEMPTION              ANNUAL REDEMPTION PERCENTAGE
                                PERCENTAGE:                     REDUCTION:


            N/A                             N/A                             N/A
----------------------------    ----------------------------    ----------------------------

HOLDER'S OPTIONAL REPAYMENT     TOTAL AMOUNT OF OID:            ORIGINAL YIELD TO MATURITY:
  DATE(S):


            N/A                             N/A                             N/A
----------------------------    ----------------------------    ----------------------------
APPLICABILITY OF MODIFIED       If yes, state Issue Price:      INITIAL ACCRUAL PERIOD OID:
  PAYMENT UPON MODIFICATION:



            N/A                             N/A                             N/A
----------------------------    ----------------------------    ----------------------------


Morgan Stanley & Co. has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Morgan Stanley & Co.
                            ------------------------

                              MORGAN STANLEY & CO.